Exhibit 5.1

Seyfarth Shaw LLP 700 Louisiana Street, Suite 3700 Houston, Texas 77002-2300 (713) 225-2300 (713) 225-2340 fax www.seyfarth.com

September 24, 2013

BPZ Resources, Inc.

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

Ladies and Gentlemen:

We have acted as counsel for BPZ Resources, Inc., a Texas corporation (the “Company”), in connection with the issuance and sale of $125,000,000 aggregate principal amount of the Company’s 8.50% Convertible Senior Notes due 2017 (the “Firm Notes”) and the grant to Raymond James & Associates, Inc. (the “Underwriter”) of an option to purchase up to an additional $18,750,000 aggregate principal amount of its 8.50% Convertible Senior Notes due 2017 (the “Optional Notes” together with the Firm Notes, the “Notes”) under the Underwriting Agreement dated as of September 19, 2013 (the “Underwriting Agreement”), by and between the Company and the Underwriter. The Notes are to be issued pursuant to the provisions of an indenture, dated as of September 24, 2013 (the “Indenture”), by and between the Company and Wells Fargo Bank, National Association, a banking association organized under the laws of the United States (the “Trustee”). The Notes are also convertible initially into 35,878,074 shares of the Company’s Common Stock, no par value (the “Common Stock,” and such number of shares of Common Stock issuable upon conversion of the Notes referred to herein as, the “Conversion Shares”).

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (File No. 333-170999) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus supplement filed under Rule 424(b)(5) on September 20, 2013, relating to the Notes (the “Prospectus”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Notes.

As the basis for the opinion hereinafter expressed, we have examined and relied upon (i) the Registration Statement, including the Prospectus; (ii) the articles of incorporation and bylaws of the Company; (iii) certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters; and (iv) originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In connection with rendering the opinions set forth below, we have assumed that:

(i)	all information contained in all documents reviewed by us is true and correct;

(ii)	all signatures on all documents examined by us are genuine;

(iii)	all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents;

(iv)	the due authorization, execution and delivery of the Indenture by the Trustee;

(v)	each person signing the Indenture has the legal capacity and authority to do so;

(vi)	the enforceability of the Indenture against the Trustee; and

(vii)	the due authentication of the Notes on behalf of the Trustee in the manner provided in the Indenture.

Subject to the foregoing and the other matters set forth herein, it is our opinion that:

1.

As of the date hereof, the Notes, upon authentication in accordance with the terms of the Indenture and delivery against payment therefor in accordance with the terms of the Indenture and the Underwriting Agreement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

2.

When the applicable conversion right has been duly exercised in accordance with the terms of the Notes and the Indenture, and the Conversion Shares have been issued and delivered upon such exercise in accordance with the terms of the Notes and the Indenture, the Conversion Shares will be legally issued, fully paid and non-assessable.

Our opinions, as set forth above, are limited to matters governed by the federal securities laws of the United States of America, the laws of the States of Texas, the laws of State of New York and the corporation laws of the State of Delaware. We render no opinion with respect to the laws of any other jurisdiction.

Our opinions are also subject to the following qualifications:

(a)

We express no opinion as to the effect of any bankruptcy (including, without limitation, preference), insolvency, reorganization, moratorium, fraudulent transfer (including, without limitation, any applicable state or federal fraudulent transfer or fraudulent conveyance laws) or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, or, to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and also to the possible unavailability of the remedies of specific performance or injunctive relief. Such principles of equity are of general application, and in applying such principles a court, among other things, might not allow a creditor to accelerate maturity of a debt upon the occurrence of a default deemed immaterial. We express no opinion as to the validity or enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification or contribution of a party for, liability for its own negligence, gross negligence, willful misconduct, fraud or illegality or to the extent that the same are inconsistent with applicable law or public policy.

(b)

We express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; and (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty. In addition, we express no opinion with respect to (i) whether acceleration of the Notes may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon; (ii) compliance with laws relating to permissible rates of interest; or (iii) the creation, validity, perfect or priority of any security interest or lien.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Commission on or about the date hereof and the incorporation of this opinion in the Registration Statement. We hereby consent to the statements with respect to us under the heading “Legal Matters” in the Prospectus, which is part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission issued thereunder. The opinions expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to supplement such opinions to reflect, or to advise you of, any subsequent changes to the facts stated or assumed herein or any subsequent changes in applicable laws.

This opinion is furnished to you in connection with the filing of the Current Report on Form 8-K, and this opinion may not otherwise be quoted, circulated or published, in whole or in part, or otherwise referred to, filed with or furnished to any other person or entity, without our express prior written authorization. The opinions expressed herein are not opinions with respect to matters of fact and should not be construed or relied upon as such. This opinion is strictly limited to the matters stated herein, and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

Very truly yours,

/s/ Seyfarth Shaw LLP

Seyfarth Shaw LLP